Exhibit 99.2

COMPANY: Tidewater Inc.

EVENT: Capital One Southcoast 2009 Energy Conference Call

DATE: December 9, 2009

<<Analyst, Capital One Southcoast>>

Very good. Good morning. Very pleased this morning to have Tidewater kicking off our second day of our energy conference. Tidewater, as many of you know, of course, is the world’s largest OSV operators and support above-stream oil and gas operations. They also have the largest newbuild program in total underway. And they’ve been updating that status with us regularly they’re going to do that again this morning. As well it’s a company with the strongest balance sheet in this sector and we think that makes for some interesting potential opportunities and I’m sure we’ll talk about that as well.

Very fortunate this morning to have Dean Taylor, the Chairman, President, and CEO of Tidewater, as well as Joe Bennett, who is the Executive Vice President and Chief Investor Relations Officer. We’ll do a 20-minute presentation here and then we’ll do a breakout session following. Gentlemen, thank you very much for coming. We always appreciate it.

<<Dean E. Taylor, Chairman, President and Chief Executive Officer>>

Good to be here and actually we’re the ones that are fortunate to be able to be here and we appreciate everybody’s attendance early this morning. Joe tells me since we only have 20 minutes, I can’t give any Brett Favre stories, so I’ll dispense with them. [Multiple Speakers] And that gives five more minutes for the presentation in general I think. [Multiple Speakers]

Well, I have already demonstrated that I am from Kiln, Mississippi. So I guess we didn’t keep Brett Favre out of this. Anyway we have our standard disclaimer and there will be some forward-looking statements and hope you’ll bear with us.

Tidewater, everything we do starts with safety and we feel like operating safely offshore is sort of like holding the head of a snake. We deal with about 8,000 people around the world, 7,000 of whom are not from the United States, various languages, different cultures, religions, and the trick is to keep every one of them cognizant of the fact that everything they do every minute of the day is sort of like holding a snake, I mean it’s – because we are operating on a very difficult environment with heavy loads overhead, the platform upon which everyone is working is very unstable, and it takes just one microsecond for somebody to lose their focus, and it’s just like a snake – holding a snake. You turn and loose, it bites you.

And we found this to be a very effective internal program of getting people from all – everybody understands what a snake is and what the consequences of a snakebite is? And internally, I presented showed this in a Chevron Safety Forum recently and Chevron really, really liked the idea. So I think it’s something we’re going to roll out sort of in external advertising as well as internal advertising. In fact, operating offshore safely is like holding the head of a snake. You stop for one second, you lose focus for one second, you’re bitten and then the consequences are disastrous.

Keep in mind this is the environment upon which most of our – in which most of our employees work, now it’s not always this drastic, but our guys are working on wet decks and unstable platform, heavy loads overhead, high-pressure hoses, pumping fuel or water to the rigs. And yet, in spite of that and in spite of the fact that all of our competition in the oil industry except the other boat companies work on a platform as stable as this room, when you compare our safety record to the Exxon Mobil’s, to Shell’s, to DuPont’s, to Dow Chemical, all considered to be safety leaders in what they do, our safety record is in fact better. We think this is a tremendous accomplishment.

Now, you as investors may or may not think much of that. There are some investors with whom I’ve spoken that say they buy company’s safety records, because they feel like any company that pays that much attention to safety is going to pay that much attention to the other basic parts of its business. We happen to think that way. You may or may not, but everything we do at Tidewater including starting our – our Board of Director meeting started with safety. We in fact have one of our Directors with us this morning, Nick Sutton from Resolute Natural Resources, and Nick’s right over there. So if you don’t like don’t my presentation, talk to Nick afterwards, and I’m sure he can do something about it.

Tidewater today, we have a solid safety record. We have already spoken about it. We have an unmatched and growing global footprint. We work in anywhere from 60 to 70 countries internationally around the world. Most of the places where our customers are going, we’ve already been there. We are in fact working in a new greenfield operation in Mozambique as I speak. We’re the first company there. Anyplace the oil companies have – have intentions of going, with the intention of – with the exception of the North Sea and Saklan Island, we’re already there. So we feel like this gives us tremendous advantage over those companies that aren’t in the places where we presently are.

Our fleet is positioned to earn solid returns on a through-cycle basis. We – we firmly believe that in a capital intensive business, the single most important decision that you make is buying the asset, is when you buy and what you pay for the asset. We can make a ton of operational mistakes and recover from all of them. We make a capital acquisition mistake, we never recover from it, so we pay an awful lot of attention to buying right the first time and not making a mistake on the capital acquisition phase of our business.

Some people have accused us of sitting on a – on a lazy balance sheet. I would rather be accused of that than doing an acquisition for an acquisition’s sake, and doing a poor acquisition, and then having to live with the results thereafter. We have a great balance sheet, no net debt as of the end of September the 30th. And we’re continuing to invest – without company acquisitions, we are continuing to invest on a one and two and three-vessel purchase at a time, and new vessels with expanded capabilities.

We have 31 deliveries in the last 18 months and 38 under construction as of the end of September. And I think we do have a track record for prudent capital management, of returning capital to our shareholders. We’ve returned over $500 million to our shareholders in the last four years with our share purchases and about $300 million in the last six or seven years of dividends. So we don’t just sit on the capital. What we’re not using, we give back to our shareholders.

I think our culture is a competitive advantage. We’re definitely safety oriented. We have boots on the ground, everywhere our customers are, we are. We think that’s a tremendous advantage, because we know their problems, we suffer their environment. You can imagine someone who is not in Nigeria, talking on the phone with someone who is in Nigeria, trying to sell him on the benefits of using his equipment as opposed to one of our guys who is in Nigeria, going to call on the customer and saying, hey, I’m here, I understand your problems and we’re going to help you solve it.

We try to maintain financial flexibility to deal with uncertainties. I think that proved out very well in the last couple of years. We selectively deploy our cash to renew our fleet with expanded capabilities. We – I have a slide that talks to that in a moment. And we intend to opportunistically utilize our balance sheet strength.

Many people in the industry or many investors are concerned about overcapacity in the industry. This is one slide that we think mitigates some of the concern over overcapacity. In fact, of a worldwide fleet of about 2,300 vessels, over 900 or close to 900 are 20 years old or older. And we feel like even though there are 500 plus ships in the worldwide order book, in the worst of cases, the only thing that will happen is that the old boats get shoved out of the marketplace as the new boats come in. So we are not nearly as concerned about industry overcapacity as maybe some others might be, because I think of the fleet obsolescence factor.

Given the relative description of our company, as compared to our five largest competitors and all of the other competitors, we’re an extremely fragmented business. There are about 700 companies in our business. Unfortunately, we’re not like the rig companies where there are 5 or 10 rig companies that control the pricing. We have about 700 competitors worldwide, mostly mom and pops, but our larger competitor, as you can see – the largest of our largest competitor has about 100 anchor handling towing supply vessels whereas we have about 277, relative size in terms of scale.

Our international strength, we’ve been operating internationally 50 years. Interestingly, our first international operation was in Venezuela in 1958. Of course, that’s been – our presence there has been suspended for the time being, but we will be back in Venezuela. But we’ve been in Mexico since 1962. We’ve been in Brazil since 1974. We’ve been in Nigeria since 1966. We’ve been in Indonesia since 1974. All of these places where you hear some of our competitors talking about well, we’re going to some place, heck, we’ve been there.

We have a great solid customer base of national oil companies and international oil companies. Our top 10 customers are distributed this way. We have five super majors, four national oil companies, and one large independent, presently account for 60% of our revenue. That means our customers have – have balance sheets and not just checkbooks. They’re not worried too much about cash flow in terms of ongoing – paying for ongoing programs. They have a balance sheet with which to pay for ongoing programs. So we feel like this gives us good security and in spite of economic turbulence, and our customers are going to remain busy.

The slide gives a demonstration of where we are presently – about 6% of our business is in North America, about 25% in Central and South America, that’s mostly Mexico and Brazil. A large part of our business is in West Africa, 132 units, about 42%. About 15% is in Europe and the Middle East. When we say Europe, that’s somewhat of a misnomer, because we are not in the North Sea right now. We missed the big run-up for a couple of years, but we’re certainly missing the big slowdown right now. So we think that they – that actually provides us some opportunities. And we have about 15% of our business between Australia and Far East and we think Australia is a terrific growth opportunity for our company.

We’ve been growing the industry’s largest fleet, we not only have the industry’s largest fleet, we’ve been growing the industry’s largest new fleet. We’ve been doing so. Unfortunately, our – our preference would be to do a company acquisition. We did not come up with one, because we haven’t come up with one that met the right place, the right price, and the right time criteria that we have. We’ve got a couple at the right place and the right time, but we’ve not met the right price. As I said earlier, we feel like the single biggest decision we make in a capital-intensive business is what we pay for the capital in the first place. So we’ve been very judicious in exercising our balance sheet strength, but we think the opportunities are much more opportune now than they have been certainly in the last three years.

This is what we’ve done. We’ve grown the largest – the industry’s largest new fleet. We’ve made commitments for 209 vessels, a 156 of them have been delivered. You can see, there is a pretty good balance between anchor handling towing supply vessels, platform supply vessels, and crew boats and tugs, and pretty evenly split in terms of fleet numbers, which you can see that the vast majority of the investment is in anchor handling towing supply vessels and platform supply vessels in terms of dollars spent. The average age of those 156 vessels is 4.7 years and you remember, our largest competitor, their biggest – the size of their entire fleet is 98 ships. So just our new ships, as much as, 1.5 times the size of our largest competitor.

This is our worldwide order book as of the end of September, 38 vessels, 13 anchor handling supply vessels, 22 platform supply vessels, three crew boats and tugs for a total of 38. We have 13 with – to be delivered, the remainder through this fiscal year, which will be March 31 of 2010, 10 to be delivered in 2011, 13, in fiscal year 2012. So we think that delivery schedule matches up quite nicely with the rig delivery schedule. So we’re not going to have a lot of slippage between having new boats come in to tie them with new rigs that are coming in.

And this is something that I think a lot of people miss and you probably none of you do, but I think some other people do, I don’t think people really understand tremendous transformation that has occurred at Tidewater. Joe and I were put into our respective positions in 2001. Tidewater had 510 old ships, average age 20 years old. And we had about 20 new vessels in our pipeline, we had about nine or 10 vessels we had bought from the Sanko Steamship Company, we had about 10 ships under construction. And we had 509 old ships and this is in October of 2001.

Well, since 2000, we have disposed off 484 ships, almost every one outside of the industry. Only about 30 of those remain still in the industry. In that disposal process, we scrapped 90 vessels. We sold 394 vessels, all at nice gains, proceeds of about $624 million with $260 million in gains on sales. So we have transformed the nature of our company in the last eight years. And it’s a transformation that we will be pretty much finished with in the next couple of years.

Now, the financial brains of this tandem is going to give the rest of the presentation and you’ll be – you’re done with the Kiln force. Joe?

<<Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer>>

Thank you, Dean. I did ask Dean not to give any Brett Favre stories, but I didn’t promise I wouldn’t give a Drew Brees story. So, but they didn’t leave me enough time. So I’ll move on. We are on the financial side and company-wide, we are certainly proud of the results that we have put up, we are a growth story. Even though we were the largest and still continue to be the largest boat company in our sector, we – we have put up record earnings for the last three years as you can see by this slide. Obviously, fiscal ‘10, we’re a March year-end, so fiscal ‘10 will be a little different story.

We don’t give guidance, you know, in numbers, but if you look at the – the analytical community, including Pierre here, the – the really smart people that study firms, they would suggest that over the next two years, we’ll still be earning even though people will say that we are in a troughy period, that we’ll still be earning in the $4.50 to $5.50 plus range, which is pretty impressive and a far cry from any previous trough that I’ve been involved with, so.

The – Dean talked about our balance sheet and, there’s not a whole lot to cover here. We are very proud of it, no net debt, and as you see here, and a tremendous amount of ready liquidity. We have a $450 million revolver that is totally undrawn. So as we talk and you heard Dean talk about acquisitions, whether that be of companies or individual assets we are ready to go. We have $750 million tomorrow to do deals and that puts us in a very unique position and we’re truly one of the few buyers in our industry today at a time when the window has opened. Pricing – ship pricing is coming down and we feel like we’re in the catbird seat. So hopefully, we will be able to take advantage of that, again, only if it meets the criteria that we are interested in.

I have just selected P&L info. You see through six months of this year, we’ve generated earnings of about $3.05, still good cash flows. Like everybody, we wish we were collecting receivables a little bit quicker than we are, but everyone is having some of those issues as is always the case during and a little bit of a downturn. We’re still spending money at a good pace, but at a pace that is very acceptable. We feel like our new build program, we can totally fund out of internal cash flows.

Dean talked about this, just a slide over the last 10 years of what we have spent our money on. And when you look at this 10-year period, we’ve spent about $2.3 billion on our assets, reinvestment in assets, paid out dividends of $350 million, and repurchased shares of about $0.5 billion worth. So, a pretty good story there. Everyone that looks at us now is looking at our operating margins very closely. This is a slide that, and you probably can’t see these numbers, but we range anywhere from a low of an operating margin of in the kind of upper 30s to a high up in about 55% range. We are now currently running at about a 47 or so percent range, something like that. And it’s important to continue I think to assess where those profits are coming from, new equipment versus the more traditional equipment.

You will see this green shaded area continue to go down. The new boats – the old boats are going away. We currently, in the September quarter, 70% of our profitability came from new boats, out of those 156 boats that Dean talked about.

I’m going to move quickly, because we’re just about at the end of our time here. We put together a few of these slides and they just kind of roll forward and trying to prove to people that are hung up on this, well, Tidewater has got too many old boats, and they’re going away, and you’re losing earnings capacity, and they’re absolutely correct. The earnings related to our more traditional boats are going away, have been going away. We feel like we can really handle it. This was the operating margin in the June quarter in absolute dollars broken out between our new and more traditional boats. We said, well, let’s fast forward. We, at that time, we had 46 boats under construction. So – and that would be delivered in about the next three years.

So fast-forward three years from now, we have the new boats and those new boats, no other new boats and we believe that we will have additional new boats, but we think that over the next three years, about two-thirds of our more traditional fleet will be gone. We will – it will be added to that disposition slide. So if you take that and you say, well, two-thirds of the – all of the operating margin coming from the more traditional fleet goes away, that equates to about $35 million quarterly, from that June quarter. So well, but what do the 46 boats add to it? Well, in today’s fundamentals, not great day rates, but solid day rates, normal utilization, normal operating margins, they add $41 million quarterly, and certainly we continue to add to that fleet count.

And then just some more data on, well, what happens, some sensitivities of utilization and day rates, and that’s it. I think we are out of time. We always leave our – the public with the thought that we – we kind of, approach our business in a – with a tremendous focus on long-term shareholder value, maintaining financial strength, deploying our capital in a smart way, but at the same time being able to deliver results. So, that’s it. I appreciate everyone’s attention.